EXHIBIT 4.1

       [graphic omitted} INCORPORATED UNDER THE LAWS OF [graphic omitted]

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                                   California

        ---------------------                   ----------------------
        |       NUMBER      |                   |      SHARES        |
        |      *******      |                   |     *******        |
        | [graphic omitted] |                   | [graphic omitted]  |
        ---------------------                   ----------------------

                             [graphic eagle omitted]

        -------------------------------------------------------------
        |                      SERVICE 1ST BANCORP                   |
        |                       [graphic omitted]                    |
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This Certifies that            ** SPECIMEN **       is the registered holders of
                    -------------------------------
*****************   Shares.
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transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.


  IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
affixed this   ******  day of  ******   A.D.
             ---------        --------


                              Service 1st Bancorp
                                  INCORPORATED
                                    JAN. 23,
                                      2003
                                   CALIFORNIA
                             [graphic seal omitted]

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